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                                                                     EXHIBIT 3.1




                               State of Delaware
                                                                          PAGE 1

                        Office of the Secretary of State

                        --------------------------------

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "NYMEX HOLDINGS, INC.", FILED IN THIS OFFICE ON THE EIGHTH DAY OF JANUARY, A.D. 2001, AT 9 O'CLOCK A.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

3175181 8100

010010882



                                                  /s/ Harriet Smith Windsor
                               [SEAL]           -------------------------------
                                                     Secretary of State

        3175181  8100                              AUTHENTICATION: 0902101

        010010882                                            DATE: 01-08-01

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                                                         STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                     FILED 09:00 AM 01/08/2001
                                                        010010882 - 3175181

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              NYMEX HOLDINGS, INC.


            The undersigned, Daniel Rappaport and Neil Citrone, do hereby certify that:

            1. They are the duty elected and acting Chief Executive Officer and Secretary, respectively, of NYMEX Holdings, Inc. (the "Corporation"), a Delaware corporation.

            2. In accordance with Section 242 and 245 of the General Corporation Law of Delaware, the Board of Directors hereby amends and restates the Certificate of Incorporation of the Corporation.

            3. The Certificate of Incorporation of the Corporation, originally filed February 10, 2000, is hereby amended and restated to read in its entirety as follows:

            FIRST: The name of the Corporation is NYMEX Holdings, Inc.

            SECOND: The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of the registered agent at such address is Corporation Service Company.

            THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

            FOURTH: The Corporation shall have the authority to issue 816 shares of common stock, $.01 par value per share.

            FIFTH:

            (a) Subject to paragraph (b) of this Article FIFTH, upon surrender to the Corporation or to any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation or its transfer agent

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shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon the Corporation's books.

            (b) Until such time as this Certificate of Incorporation is duly amended to eliminate the restriction on transfer contained in this paragraph
(b), the shares of common stock of the Corporation shall be transferable only together with Class A memberships (each an "Exchange Membership") issued by New York Mercantile Exchange, Inc., a Delaware nonstock corporation (the "Exchange"). Accordingly, notwithstanding the provisions of paragraph (a) of this Article FIFTH, so long as this paragraph (b) remains in effect: (i) the shares of common stock of the Corporation shall not be transferable, and shall not be transferred on the books of the Corporation, unless a simultaneous transfer is made by the same transferor to the same transferee of a number of Exchange Memberships equal to the number of shares of common stock being transferred; (ii) each certificate evidencing ownership of shares of common stock of the Corporation shall be deemed to evidence the same number of Exchange Memberships and shall bear a legend prominently noting that fact and the restrictions on transfer contained in this Article FIFTH; and (iii) any attempted or purported transfer in violation of the provisions of this Article FIFTH shall be void. For purposes of the restrictions on transfer contained in this Article FIFTH, the term "transfer" shall be deemed not to include a lease of an Exchange Membership made in accordance with the Bylaws and rules of the Exchange.

            SIXTH: Until such time as this Certificate of Incorporation is duly amended to eliminate the restriction on transfer contained in paragraph (b) of Article FIFTH:

            (a) The Board of Directors shall consist of 22 members. The names and addresses (and designations as Class I, Class II or Class III directors for purposes of paragraph (b) of this Article SIXTH, as Chairman or Vice Chairman for purposes of paragraph (c) of this Article SIXTH, as members of categories
(i) through (v) for purposes of paragraph (d) of this ARTICLE SIXTH and as Public Directors for purposes of paragraph (e) of this Article SIXTH) of the persons who are to serve as directors until their successors have been elected and qualified are as follows:


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

Name                    Address                      C1ass(1)     Category(2)
------                  ---------                    --------     ----------

Daniel Rappaport        One North End Ave.              I         Chairman
                        New York, NY 10282

Stephen Ardizzone       One North End Ave.              I         Floor Broker
                        New York, NY 10282

Madeline Boyd           One North End Ave.              I         At Large
                        New York. NY 10282

Thomas Costantino       Union Oil Company of Calif.     I         Trade
                        14141 Southwest Freeway
                        Sugar Land, TX 77478

Robert Halper           One North End Ave.              I         Local
                        New York, NY 10282

Harley Lippman          Genesis 10                      I         Public
                        950 3rd Ave., 26th Floor
                        New York, NY 10022

Gary Rizzi              A.G.E. Commodity                I         FCM
                        Clearing, Corporation
                        125 Broad St., 40th Fl.
                        New York, NY 10005

Robert Steele           138 River Road                  I         Public
                        Essex, CT 06426

Mitchell Steinhause     One North End Ave.              II        Vice Chairman
                        New York, NY 10282

Richard Schaeffer       ABN AMRO Inc.                   II        FCM
                        2 WFC., 35th Fl.
                        New York, NY 10281

Robert Coakley          Win Futures, Inc.               II        At Large
                        One North End Ave.
                        New York, NY 10282

John Conheeney          c/o One North End Ave.          II        Public
                        New York, NY 10282

A. George Gero          Prudential Securities, Inc.     II        Trade
                        One Liberty Plaza, 46th Floor
                        New York, NY 10006

(1) I, II or III.
(2) Chairman/Vice Chairman/Floor Broker/FCM/Trade/Local/At Large/Public.


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
E. Bulkeley Griswold    L&L Capital Partners, LLC       II        Public
                        274 Riverside Ave.
                        Westport, CT 06880

Steven Karvellas        Steven J. Karvellas & Co.       II        Floor Broker
                        One North End Ave.
                        New York, NY 10282

Kevin McDonnell         One North End Ave.              II        Local
                        New York, NY 10282

Neil Citrone            Pioneer Futures, Inc            III       FCM
                        One North End Ave.
                        New York, NY 10282

David Greenberg         Sterling Commodities, Corp.     III       Local
                        One North End Ave.
                        New York, NY 10282

Jesse Harte             Duke Energy Trading and         III       Trade
                        Marketing, LLC.
                        One North End Ave.
                        New York, NY 10282

Scott Hess              G&H Trading                     III       At Large
                        One North End Ave.
                        New York, NY 10282

Richard Saitta          Star Futures Corporation        III       Floor Broker
                        One North End Ave.
                        New York, NY 10282

            (b) The directors shall be divided into three classes, designated Class I, Class II and Class III (the designations of the initial directors at the time this Certificate of Incorporation takes effect being as specified in paragraph (a) of this Article SIXTH). Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The terms of the Class I directors shall first expire at the annual meeting of stockholders held in 2001: the terms of the Class II directors shall first expire at the annual meeting of stockholders held in 2002; and the terms of the Class UI directors shall first expire at the annual meeting of stockholders held in 2003. At each annual meeting of stockholders, the successors to the class of directors whose term expires shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned so as to maintain the number of directors in each class as nearly equal as possible and any


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additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting of stockholders for the year in which the director's term expires and until the director's successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

            (c) The Board of Directors shall have a Chairman and a Vice Chairman who shall be designated as Chairman or Vice Chairman by the stockholders of the Corporation and who shall, when so designated, become members of the At Large category of Directors as described below. The Chairman shall be a member of Class I and the Vice Chairman shall be a member of Class II. The term of each of them shall expire at the expiration of the term of the applicable class. Successors to each of them shall be elected at the annual meeting of stockholders at which his or her term expires. In order to be designated as Chairman or Vice Chairman, a candidate for election to the Board must be designated in accordance with the procedures determined by the Board of Directors. The initial designations of the Chairman and Vice Chairman are set forth in paragraph (a) of this Article SIXTH. The Chairman and the Vice Chairman each shall have the power, authority and responsibilities provided in the Bylaws of the Corporation.

            (d) Each Class of directors shall consist of at least one member from each of the categories indicated below;

                  (i) Floor Broker Group ("Floor Broker"), which consists of holders or lessees of Exchange Memberships whose principal commodity-related business is acting as a floor broker on the floor of the Exchange;

                  (ii) Futures Commission Merchant Group ("FCM"), which consists of holders or lessees of Exchange Memberships who are either officers, directors or partners of a corporation, partnership, association or sole proprietorship, the principal commodity-related business of which is the solicitation or acceptance of orders for commodity


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            futures and/or options transactions from customers, and in connection therewith accepts money, securities or other property to margin or guarantee such transactions and, which is registered with the Commodity Futures Trading Commission as a Futures Commission Merchant;

                  (iii) Trade Group ("Trade"), which consists of holders or
            lessees of Exchange Memberships who are either officers, directors or partners of a corporation, partnership, association or sole proprietorship, the principal commodity-related business of which is the production, processing or commercial use of, or is a merchant dealing in, one or more commodities traded on the Exchange;

                  (iv) Local Trader Group ("Local"), which consists of holders or lessees of Exchange Memberships whose principal commodity-related business is executing trades in Exchange contracts on the floor of the Exchange for their personal accounts; and

                  (v) At Large Group ("At Large"), which consists of holders or lessees of Exchange Memberships.

In addition, the directors designated as the Chairman and Vice Chairman of the Board shall become members of the At Large category of directors.

The initial designations to the categories described in clauses (i) through (v) above are set forth in paragraph (a) of this Article SIXTH. In order to be elected at a meeting of stockholders held after this provision first becomes effective to one of the categories described in clauses (i) through (v) above, a candidate for election to the Board must be nominated in accordance with procedures determined by the Board of Directors whereupon that candidate will be eligible for election at the applicable meeting of stockholders only as a member of the category determined in accordance with the procedures implemented by the Board of Directors. If, by reason of a change in the business of a Director, such Director no longer falls within the category set forth in subclauses (i) through (v) above in which he was elected, the term of such Director shall automatically expire effective at the next annual meeting of stockholders and a successor to such Director shall thereupon be elected for the remainder of the term of


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the class to which such successor Director succeeds. In the event of a dispute as to the category of any Director, the Board of Directors shall make a final determination upon such data as it, in its discretion, determines is necessary, relevant or material.

            (e) The Board of Directors shall also have five Public Directors who shall be directly elected by the stockholders. Two Public Directors shall be members of Class I, one Public Director shall be a member of Class II and two Public Directors shall be members of Class III. The term of each Public Director shall expire at the expiration of the term of the applicable class. Successors to each of them shall be elected at the annual meeting of Stockholders at which his or her term expires. In order to qualify as a Public Director, a person must be knowledgeable of futures trading or financial regulation or otherwise capable of contributing to the deliberations of the Board of Directors and may not be a member of the Exchange or affiliated with any member of the Exchange or an employee of the Exchange. No Public Director who has served as a Public Director for two consecutive terms shall be eligible for election as a Public Director until one year has elapsed from the date of the expiration of such person's last term. The initial designations of the Public Directors are set forth in paragraph (a) of Article SIXTH.

            (f) Not more than one partner, officer, director, employee or affiliate of a member of the Exchange or of any member firm of the Exchange, or of any affiliate of a member of the Exchange or of a member firm of the Exchange, shall be eligible to serve as a Director at one time. If, by reason of a change its affiliation of a Director, election of a Director at any time, or by reason of merger, sale or consolidation of two or more member firms of the Exchange, more than one officer, director, employee, partner, or affiliate of a member firm of the Exchange is a Director, at least one such Director shall resign so that there shall be only one Director who is an officer, director, employee, partner, affiliate of such member of the Exchange or member firm of the Exchange or of its affiliate. If one such Director shall fail to resign the term of all such Directors shall automatically expire and the vacancy or vacancies shall thereafter be filled by the Board, provided, however, that if one such Director is the Chairman or the Vice Chairman, only the term of the other such Director or Directors shall expire; further provided, that if two of such Director are Chairman and Vice Chairman, respectively, the term of the Vice Chairman shall


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expire as aforesaid. No person shall be permitted to stand for election to the
Board of Directors if the election and qualification of such person could result in more than one person who is a partner, officer, director, employee or affiliate of a member of the Exchange or of any member firm of the Exchange or any affiliate of a member of the exchange or of a member firm of the Exchange serving on the Board of Directors

            The term "affiliate" as used in this clause (f) shall include the power, whether directly or indirectly, to control a firm or other business entity as well as the direct or indirect ownership of 10% or more of the voting securities of a corporation or ownership of a partnership interest in a partnership.

            In the event that there is a controversy as to the status of the business affiliation of a Director, Director elect, or Director nominee, at the written request of the Chairman or the President, the Executive Committee of the Board shall make a final determination upon such data as it, in its discretion, determines is necessary, relevant or material.

            (g) No person shall be permitted to stand for election for more than one position on the Board at a single meeting of stockholders.

            SEVENTH: The Board of Directors shall not adopt, amend or delete any bylaw without the approval of the stockholders of the Corporation in the manner provided by the Bylaws of the Corporation.

            EIGHTH: No director will have any personal liability to the Corporation or its members for monetary damages for any breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL, as amended or (iv) for any transaction from which the director obtained an improper personal benefit.

            NINTH: Pursuant to Section 211(e) of the DGCL, directors shall not be required to be elected by written ballot.


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            TENTH: Any or all of the directors may be removed for cause or without cause by vote of the holders of a majority of the outstanding shares of each class of voting stock of the Corporation voting as a class.

            ELEVENTH: In the event that a holder of an Exchange membership is expclled from membership in the Exchange pursuant to the rules of the Exchange, then all shares of common stock of the Corporation held by such holder shall be automatically redeemed at a redemption price per share payable in cash equal to $.01; provided, that immediately following any such redemption, the Corporation has outstanding one or more shares of common stock.

            Each of us declares under penalty of perjury under the Laws of the State of Delaware that the foregoing is true and correct.

            In Witness Whereof, the undersigned have executed this Amended and Restated Certificate of Incorporation on January 4, 2001.


                                                /s/ Daniel Rappaport
                                                -------------------------------
                                                Chief Executive Officer


                                                /s/ Daniel Rappaport
                                                -------------------------------
                                                Corporate Secretary


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